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                                                               Exhibit 12.1

ANVIL HOLDINGS, INC.
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
IN THOUSANDS, EXCEPT RATIO


                                                 HISTORICAL                             PRO FORMA
                                  -----------------------------------------    -----------------------------
                                                                   Three                           Three
                                          Years Ended          Months Ended    Year Ended      Months Ended
                                  -------------------------    -------------   ----------      -------------
                                   1/27/96         2/1/97          4/27/96       2/1/97            5/3/97
                                  ---------     -----------    -------------   ----------      -------------
EARNINGS:
Income before taxes                16,294         17,208            4,080         7,361            3,560
                                   ------         ------           ------        ------           ------
FIXED CHARGES:
  Interest in Rent Espense            252            116               95           116              104
  Interest Expense                  8,844          7,912            1,710        17,759            4,313
                                   ------         ------           ------        ------           ------
Earnings                           26,020         25,236            5,885        25,236            7,977
                                   ------         ------           ------        ------           ------
FIXED CHARGES:
  Interest in Rent Expense            252            116               95           116              104
  Interest Expense                  8,844          7,912            1,710        17,759            4,313
                                   ------         ------           ------        ------           ------
FIXED CHARGES                       9,096          8,028            1,805        17,875            4,417
                                   ------         ------           ------        ------           ------
Ration of Earnings to
   Fixed Charges                      2.9            3.1              3.3           1.4              1.8
                                   ------         ------           ------        ------           ------
                                   ------         ------           ------        ------           ------
